                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                   PURSUANT TO SECTION 12, 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 31, 2001



                                 FIRSTMARK CORP.
             (Exact name of Registrant as specified in its Charter)

                                      MAINE
         (State or other jurisdiction of incorporation or organization)


         0-20806                                        01-0389195
         -------                                        ----------
(Commission file number)                      (I.R.S. Employer Identification
                                                          Number)


     2700 Via Fortuna, Suite 400,
              Austin, Texas                                78746
 ----------------------------------------                ----------
 (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code: (512) 306-8222


                                  P.O. Box 1398
                            Richmond, Virginia 23218
                            ------------------------
          (Former name or former address, if changed since last report)

ITEM 5 OTHER EVENTS.

         On November 13, 2001, Firstmark Corp. (the "COMPANY") accepted the resignation of Donald V. Cruickshanks as the President and a member of the Board of Directors (the "BOARD") of the Company. Mr. Cruickshanks' resignation was not a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

         Effective as of November 14, 2001, the Board increased the size of the Board to five members, elected three new members to the Board, elected committee members and elected certain officers. H. William Coogan, John J. Gorman and Charles H. Mayer were elected as members of the Board. The Board accepted the resignation of Arch Aplin, III, as Chairman of the Board and elected Mr. Coogan as the new Chairman of the Board. Mr. Aplin will continue as a member of the Board. The Company elected Robert Ellis, Mr. Gorman and Mr. Aplin as members of the Audit Committee of the Board and Messrs. Ellis, Gorman and Mayer as members of the Compensation Committee of the Board. Mr. Coogan was elected to serve as Chief Executive Officer and President of the Company. The Board also accepted the resignation of Ronald C. Britt as Chief Financial Officer and Treasurer and elected Kurt J. Rechner to serve as Chief Financial Officer and Treasurer.

         On November 14, 2001, the Board also approved the move of the Company's physical headquarters to 2700 Via Fortuna, Suite 400, Austin, Texas 78746 as soon as practicable.

         On March 3, 2000, the Company filed an application (amended on October 2, 2001) requesting an order under Section 6(c) of the Investment Company Act of 1940 (the "ACT") exempting the Company from all provisions of the Act until the earlier of October 31, 2002 or the date that the Company is no longer deemed to be an investment company. On October 5, 2001, a notice of the filing of the application was issued giving interested persons an opportunity to request a hearing. The notice also stated that an order granting the application would be issued unless a hearing was ordered. No request for a hearing was filed and the Securities and Exchange Commission (the "SEC") did not order a hearing. The SEC granted the requested exemption from all provisions of the Act, effective as of October 31, 2001, subject to certain conditions contained in the amended application.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


November 20, 2001                            FIRSTMARK CORP.


                                       By: /s/ KURT J. RECHNER
                                          --------------------------------------
                                          Kurt J. Rechner
                                          Chief Financial Officer and Treasurer





                                      -2-